Exhibit 5.1

Collins Barrow Toronto LLP

Collins Barrow Place

11 King Street West

Suite 700, Box 27

Toronto, Ontario

M5H 4C7 Canada

T. 416.480.0160

F. 416.480.2646

www.collinsbarrow.com

July 17, 2015

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sirs/Mesdames:

Re: Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement of Concordia Healthcare Corp. (the “Corporation”) on Form F-10 (the “Registration Statement”) of our report dated March 19, 2015, to the shareholders of the Corporation on the following consolidated financial statements:

•	Consolidated balance sheets as at December 31, 2014 and 2013 the related Consolidated Statements of Income and Comprehensive Income, the related Consolidated Statements of Changes in Equity and the related Consolidated Statements of Cash Flows for the years then ended, and the related Notes thereto, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

We also consent to the incorporation by reference in this above-mentioned Registration Statement of our report dated December 12, 2014 to the directors of the Corporation on the following carve out financial statements of the Zonegran Product Line of Eisai Inc. included in the business acquisition report of the Corporation dated December 12, 2014:

•	Audited Carve-Out Balance Sheets of the Zonegran Product Line of Eisai Inc. as of March 31, 2014 and the related Carve-Out Statements of Operations, the related Carve-Out Statements of Changes in Net Investment, and the related Carve-Out Statements of Cash Flows for the year then ended, and the related Notes thereto, prepared in accordance with accounting principles generally accepted in the United States.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Collins Barrow Toronto LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

This office is independently owned and operated by Collins Barrow Toronto LLP

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